UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2005

ABX AIR, INC.

(Exact name of registrant as specified in its charter)

DE	0-50368	91-1091619
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

145 Hunter Drive, Wilmington, OH 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-5591

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2005, ABX Air, Inc. and DHL Express (USA), Inc., entered into an amendment to the Hub and Line-Haul Services Agreement (the “Hub Services Agreement”) between the parties. The Amendment extends the initial term of the Hub Services Agreement for one year, such that it will not be subject to annual renewals until August 15, 2007. In consideration ABX Air, Inc. agreed to a reduction in the base markup under the Hub Services Agreement from 1.75% to 1.25% during the last six months of 2005. The Amendment further provides that, for the last six months of 2005, the maximum incremental markup that ABX Air, Inc. can earn from its quarterly cost-related incentives under the Hub Services Agreement will be increased from approximately 0.54% to 1.04%. On January 1, 2006, the base and incremental markups will revert to their previous levels. A copy of the Amendment is attached hereto as Exhibit 10.1.

On August 9, 2005, ABX Air, Inc. issued a press release concerning the Amendment, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Second Amendment to the Hub and Line-Haul Services Agreement, dated August 8, 2005, between DHL Express (USA), Inc. and ABX Air, Inc.

10.2	Press Release issued by ABX Air, Inc. on August 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABX AIR, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Vice President General Counsel & Secretary

Date: August 9, 2005